UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2007

Platinum Research Organization, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52029	20-2842514
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2777 Stemmons Freeway, Suite 1440
Dallas, Texas 75207
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:                               (214) 271-9503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2007, the Board of Directors of Platinum Research Organization, Inc. (the “Company”), upon the recommendation of the Board of Directors’ Compensation Committee, approved compensation for non-employee directors of the Company as follows:

•                  Annual Retainer of $48,000 payable quarterly;

•                  Board Meeting Fee (in person or regular meetings telephonically) of $1,000 per meeting;

•                  Audit Committee Meeting Fees of $1,000 per meeting for Committee members and $2,000 per meeting for the Committee Chair  (payable only for Committee meetings held 48 hours or more prior to or subsequent to regularly called Board meetings); and

•                  Payment of out-of-pocket expenses related to attending board and committee meetings.

The Board also approved and elected to waive payment of the above Retainers and Fee. Out-of-pocket expenses will be paid as incurred.

The Board also approved an additional Annual Retainer of $50,000 for the Chairman of the Board, Mr. Thomas Plaskett. This retainer will be payable in quarterly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM RESEARCH ORGANIZATION, INC.

Date: September 18, 2007	By:	/s/ Michael D. Newman
Name: Michael D. Newman
Title: Senior Vice President & Chief Financial Officer